Exhibit 5.1

August 13, 2009	ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 051892-0101

MAKO Surgical Corp.

2555 Davie Road

Ft. Lauderdale, FL 33317

Ladies and Gentlemen:

We have acted as counsel for MAKO Surgical Corp., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of up to $10,000,000 aggregate amount of: (i) the Company’s common stock, $0.001 par value (the “Common Stock”), (ii) the Company’s preferred stock, $0.001 par value (the “Preferred Stock”), (iii) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of the Common Stock, shares of the Preferred Stock or other securities of the Company at a future date, (iv) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and either debt securities, warrants or other securities of the Company or debt obligations of third parties that are pledged to secure the holder’s obligations to purchase the Common Stock, the Preferred Stock or other securities of the Company under Stock Purchase Contracts, (v) debt securities of the Company (the “Debt Securities”), and (vi) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company (the Common Stock, the Preferred Stock, the Stock Purchase Contracts, the Stock Purchase Units, the Debt Securities and the Warrants are referred to herein as the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”). The Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-3 (File No. 333-159302) filed with the SEC on May 18, 2009.

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws, each as amended to date; and (iii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

BOSTON BRUSSELS CENTURY CITY CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SHANGHAI SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C.

MAKO Surgical Corp.

August 13, 2009

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any indenture providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Third Amended and Restated Certificate of Incorporation, as amended, and not otherwise reserved for issuance.

Based upon the foregoing, we are of the opinion that:

1.            The Company is validly existing as a corporation under the laws of the State of Delaware.

2.            At such time as all of the following shall have occurred, the shares of Common Stock will be validly issued, fully paid and nonassessable:

a.         The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.         Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

MAKO Surgical Corp.

August 13, 2009

3.            At such time as all of the following shall have occurred, the shares of Preferred Stock will be validly issued, fully paid and nonassessable:

a.         The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b.         A Certificate of Designations with respect to the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and

c.         Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.            At such time as all of the following shall have occurred, the Stock Purchase Contracts and Stock Purchase Units will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law:

a.         The Company’s Board of Directors, or a committee thereof or, in certain circumstances, one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the sale of the Stock Purchase Units, and to authorize the sale of such Stock Purchase Contracts and Stock Purchase Units;

b.         The terms of such Stock Purchase Contracts and Stock Purchase Units and of their sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

MAKO Surgical Corp.

August 13, 2009

c.         Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

d.         Such Stock Purchase Contracts and Stock Purchase Units shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

5.            At such time as all of the following shall have occurred, the Debt Securities will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law:

a.         The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the sale of such Debt Securities;

b.         The terms of such Debt Securities and of their sale have been established in conformity with the underlying indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.         Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying indenture; and

d.         Such Debt Securities shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

6.            At such time as all of the following shall have occurred, the Warrants will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law:

a.         The Company’s Board of Directors, or a committee thereof or, in certain circumstances, officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the sale of the Warrants, and to authorize the sale of such Warrants;

MAKO Surgical Corp.

August 13, 2009

b.         The terms of such Warrants and of their sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.         Any such warrant agreements shall have been duly executed and delivered;

d.         Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e.         Such Warrants shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ FOLEY & LARDNER LLP